UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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PURE CYCLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PURE CYCLE CORPORATION
8451 Delaware Street
Thornton, Colorado 80260
(303) 292-3456
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on January 13, 2009
TO OUR SHAREHOLDERS:
You are cordially invited to attend the annual meeting of the shareholders of Pure Cycle Corporation. The meeting will be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP, on January 13, 2009 at 2 p.m. Mountain Time for the following purposes:
1.	To elect a board of seven directors to serve until the next annual meeting of shareholders, or until their successors have been duly elected and qualified;

2.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the 2009 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
Only shareholders of record as of 5:00 p.m. Mountain Time on December 5, 2008 will be entitled to notice of or to vote at this meeting or any adjournment(s) thereof.
WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott E. Lehman Scott E. Lehman, Secretary
December 12, 2008

PURE CYCLE CORPORATION
8451 Delaware Street
Thornton, Colorado 80260
(303) 292-3456
PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To be held on January 13, 2009
ABOUT THE MEETING
This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the board of directors of PURE CYCLE CORPORATION (the “Company”) for use at the annual meeting of shareholders of the Company (the “Meeting”) to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP on January 13, 2009 at 2 p.m. Mountain Time or at any adjournment thereof.
Proxies were first mailed to shareholders on or about December 12, 2008, and will be solicited primarily by mail. The cost of soliciting proxies is being paid by the Company. In addition to the mailings, the Company’s officers, directors and other regular employees may, without additional compensation, solicit proxies personally or by other appropriate means.
What is the purpose of the Meeting?
At the Meeting, shareholders are asked to act upon the matters outlined above in the Notice of Annual Meeting of Shareholders and as described in this proxy statement. The matters to be considered are (i) the election of directors, (ii) the ratification of the appointment of the Company’s independent auditors for the fiscal year ending August 31, 2009, and (iii) such other matters as may properly come before the Meeting. Additionally, management will be available to respond to appropriate questions.
Who is entitled to vote?
Only shareholders of record as of 5 p.m. Mountain Time on December 5, 2008 (the “Record Date”), are entitled to vote on matters presented at the Meeting. On December 5, 2008, there were 20,206,566 shares of the Company’s 1/3 of $.01 par value common stock (“common stock”) issued and outstanding.
What are my voting rights?
If you were a shareholder on the Record Date, you will be entitled to vote all of the shares you held on the Record Date at the Meeting or any postponements or adjournments thereof. Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting.
Each outstanding share of the Company’s common stock will be entitled to one vote on each matter acted upon. There is no cumulative voting.
How do I vote?
If you are the shareholder of record, you may vote your shares by completing, signing and dating the enclosed proxy card and then mailing it to the Company’s transfer agent in the pre-addressed envelope provided. You may also vote your shares by phone by calling the Company’s transfer agent at the number listed on the proxy card. If your shares are held beneficially in street name, you may vote your shares by following the instructions provided by your broker.
Can I change or revoke my vote?
A proxy may be revoked by a shareholder any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally shareholders provide written comments on their proxy cards, which are forwarded to management of the Company.
What is a quorum?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum at the Meeting for the election of directors and for the other proposals. Abstentions and broker “non-votes” are counted for the purposes of determining whether a quorum is present at Meeting.
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
How many votes are required to approve the proposals?
•
Election of Directors — The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees; however, a “withheld” vote or a broker non-vote (defined above) will have no effect on the outcome of the election.

•
Ratification of Auditors and Other Matters — The number of votes cast in favor of the proposal at the annual meeting must exceed the number of votes cast against the proposal for the approval of proposal 2, the ratification of the appointment of independent auditors, and other matters. For proposal 2 and any other business matters to be voted on, you may vote “FOR,” “AGAINST,” or you may “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes for or against a proposal and, therefore, will have no effect on the vote.

If no specification is made, then the shares will be voted “FOR” the directors nominated by the board of directors and “FOR” proposal 2 and otherwise, in accordance with the recommendations of the board of directors.
Does the Company expect there to be any additional matters presented at the Meeting?
Other than the two items of business described in this proxy, the Company is not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy-holders, Mark W. Harding and Harrison H. Augur, have the discretion to vote your shares on any additional matter properly presented for a vote at the Meeting. If for any unforeseen reason any of our director nominees are not available for election at the date of the Meeting, the named proxy-holders will vote your shares for such other candidates as may be nominated by the board.
What if multiple shareholders are at the same address?
The Company adopted a procedure approved by the Securities and Exchange Commission (the “SEC”), called “householding,” which reduces printing and postage costs. Under this procedure, shareholders of record who have the same address and last name will receive one copy of the proxy statement unless one or more of these shareholders notify the Company that they wish to continue receiving individual copies. Shareholders who do not participate in householding will continue to receive separate copies of the proxy statement.

If a shareholder of record residing at such an address wishes to receive a separate document in the future, he or she may contact our transfer agent at Computershare Trust Company, Inc., 350 Indiana St., Suite #800, Golden, CO 80401, telephone (303) 262-0600, or write to the Company’s Secretary at the Company’s address set forth above. You also may request a copy of the Company’s Form 10-K and proxy materials by notifying us at the same address or phone number, and we will undertake to deliver such documents promptly. Shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting us in the same manner. If shares are owned through a bank, broker or other nominee, the holder may request householding by contacting the nominee.
When will the results of the voting being announced?
The Company intends to announce preliminary results at the Meeting and will publish final results in the Form 10-Q for the quarter ending February 28, 2009.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table presents the beneficial ownership of the Company’s issued and outstanding common stock at December 1, 2008 for (i) each person who owns of record (or is known by the Company to own beneficially) 5% or more of the common stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the stock listed has sole investment and voting power with respect to such shares, based on information filed by such person with the Securities and Exchange Commission or based on information provided by such shareholders to the Company.

	Amount and nature of
Name and address of beneficial owner	beneficial ownership		Percent of class
Mark W. Harding 8451 Delaware St. Thornton, CO 80260	727,243	[1]	3.6%

Harrison H. Augur 8451 Delaware St. Thornton, CO 80260	104,051	[2]	*

Mark D. Campbell 7600 E. Orchard Road, Suite 370 S Greenwood Village, CO 80111	820,000	[3]	4.1%

Arthur G. Epker III One International Place, Suite 2401 Boston, MA 02110	5,000	[4]	*

Richard L. Guido 8451 Delaware St. Thornton, CO 80260	15,000	[5]	*

Peter C. Howell 8451 Delaware St. Thornton, CO 80260	13,000	[6]	*

George M. Middlemas 225 W. Washington, #1500 Chicago, IL 60606	29,750	[7]	*

All officers and directors as a group (7 persons)	1,714,044	[8]	8.5%

High Plains A&M, LLC 7600 E. Orchard Road, Suite 370 S Greenwood Village, CO 80111	3,000,000	[9]	14.8%

Par Capital Management, Inc. Par Investment Partners, L.P. Par Group, L.P. One International Place, Suite 2401 Boston, MA 02110	3,070,238		15.2%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,441,566	[10]	12.1%

Trigran Investments, Inc. 630 Dundee Road, Suite 230 Northbrook, IL 60062	1,162,231	[11]	5.8%

*	Less than 1%

1.	Includes 210,000 shares of common stock held by SMA Investments, LLLP, a limited liability limited partnership controlled by Mr. Harding.

2.
Includes 15,000 shares purchasable by Mr. Augur under exercisable options. Includes 10,000 shares of common stock held by Patience Partners, L.P., a limited partnership in which a foundation controlled by Mr. Augur is a 60% limited partner and Patience Partners LLC is a 40% general partner. Patience Partners LLC is a limited liability company in which Mr. Augur owns a 50% membership interest. Includes 46,111 shares of common stock held by Auginco, a Colorado partnership, which is owned 50% by Mr. Augur and 50% by his wife.

3.
Includes 10,000 shares purchasable by Mr. Campbell under exercisable options. Excludes 2,190,000 shares owned by High Plains A&M, LLC (“HP A&M”). By reason of his status as a member and manager of HP A&M, Mr. Campbell has voting authority over the 3,000,000 shares issued to HP A&M, but does not have investment control. Mr. Campbell disclaims beneficial ownership of the shares held by HP A&M except to the extent of his pecuniary interest therein, which is 27% or 810,000 shares of common stock.

4.
Includes 5,000 shares purchasable by Mr. Epker under exercisable options. Excludes 3,070,238 shares of common stock held directly by PAR Investment Partners, L.P. (“PIP”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PIP, has investment discretion and voting control over shares held by PIP. No shareholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PIP. The shares held by PIP are part of a portfolio managed by Mr. Epker. As an employee of PCM, Mr. Epker has the authority to trade the securities held by PIP, however, Mr. Epker disclaims beneficial ownership of the shares held by PIP.

5.	Includes 15,000 shares purchasable by Mr. Guido under exercisable options.

6.	Includes 12,500 shares purchasable by Mr. Howell under exercisable options.

7.	Includes 15,000 shares purchasable by Mr. Middlemas under exercisable options.

8.	Includes the following shares:
a.	210,000 shares held by SMA Investments, LLLP as described in number 1 above,

b.	72,500 shares purchasable by directors and officers under exercisable options, and

c.	10,000 shares of common stock held by Patience Partners, L.P., and 46,111 shares of common stock held by Auginco, as described in number 2 above.

9.
By reason of the status of each of H. Hunter White, Mark D. Campbell and M. Walker Baus as a member and manager of High Plains A&M, LLC, each of them is deemed a beneficial owner of these shares. Each of them disclaims beneficial ownership of the shares held by High Plains A&M, LLC, except to the extent of his pecuniary interest in the limited liability company.

10.	This disclosure is based on a Schedule 13G/A filed by Wellington Management Company, LLP on February 13, 2008.

11.
This disclosure is based on a Schedule 13G/A filed by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman and Steven G. Simon on February 4, 2008. By reason of their role as controlling shareholders and sole directors of Trigan Investments, Inc., each of Douglas Granat, Lawrence A. Oberman and Steven G. Simon may be considered the beneficial owners of shares beneficially owned by Trigran Investments Inc. Each of the parties’ names above disclaims beneficial ownership of such shares.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and titles of the persons who are currently our directors and executive officers, along with other positions they hold with us.

Name	Age	Position
Mark W. Harding	45	Director, President, CEO and CFO
Harrison H. Augur (1)(2)(3)	66	Chairman of the Board
Mark D. Campbell	53	Director
Arthur G. Epker III (2)(3)	46	Director
Richard L. Guido (1)(3)	64	Director
Peter C. Howell (1)(3)	59	Director
George M. Middlemas (1)(2)	62	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee
Code of Ethics
The Company has a code of business conduct and ethics for its directors, officers and employees, which can be viewed on our website at www.purecyclewater.com.
THE BOARD AND ITS COMMITTEES
Committees and Meetings
Audit Committee — The Company has a separately designated-standing Audit Committee, which consists of four non-employee directors, Mr. Howell (Chair) and Messrs. Augur, Guido and Middlemas. The board of directors has determined that the Audit Committee members meet the independence standards of NASDAQ established for audit committee members. In addition, the board has determined that Mr. Howell meets the SEC criteria of an Audit Committee financial expert by reason of his understanding of Accounting Principles Generally Accepted in the United States of America (“GAAP”) and the application of GAAP, his education and his experiences in acquisitions and understanding of financial statements. See Mr. Howell’s biography under Election of Directors (Proposal No. 1) for additional information.
The functions to be performed by the Audit Committee include the appointment, retention, compensation and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by such auditors. The Audit Committee Charter is available on our website at www.purecyclewater.com. The Audit Committee met six (6) times during the fiscal year ended August 31, 2008.
Compensation Committee — Mr. Middlemas is the Chairman of the Compensation Committee and Messrs. Augur and Epker are members of the Compensation Committee. The functions to be performed by the Compensation Committee include establishing the compensation of officers, evaluating the performance of officers and key employees, and administering employee incentive compensation plans. The Compensation Committee typically meets with the Chief Executive Officer to obtain information about employee performance and compensation recommendations. It also has the authority to engage outside advisors to assist the committee with its functions. The Compensation Committee has the power to delegate authority to the CEO or a subcommittee to make certain determinations with respect to compensation for employees who are not executive officers. The Compensation Committee held two (2) meetings during the year ended August 31, 2008. The Company’s Compensation Committee Charter can be viewed at our website at www.purecyclewater.com.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Guido (Chairman), Epker, Howell and Augur. The board of directors has determined that the members of the Nominating Committee meet the independence standards of NASDAQ. The principal responsibilities of the Nominating Committee are to identify and nominate qualified individuals to serve as members of the board and to make recommendations to the board with respect to director compensation. In addition, the Nominating Committee is responsible for establishing our Corporate Governance Guidelines and evaluating the board and its processes. In selecting nominees for the board, the Nominating Committee is seeking a board with a variety of experience and expertise, and in selecting nominees it will consider business experience in the industry in which the Company operates, financial expertise, independence from the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and a reputation for integrity and professionalism. Nominees must be at least 21 years of age and less than 70. Identification of prospective board members is done by a combination of methods, including word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. The Nominating Committee will consider nominations for director made by shareholders of record entitled to vote. In order to make a nomination for election at the 2010 annual meeting, a shareholder must provide notice, along with supporting information regarding such nominee, to the Company’s Secretary by August 15, 2009, in accordance with our bylaws. The Nominating Committee evaluates nominees recommended by shareholders utilizing the same criteria it uses for other nominees. The Nominating Committee Charter is available on our website at www.purecyclewater.com. The Nominating Committee held three (3) meetings during the fiscal year ended August 31, 2008.
Director Attendance at Annual Meeting — All of our board members are expected to attend the annual meetings. All of our board members attended the 2008 Annual Meeting.
Board meetings held - During the fiscal year ended August 31, 2008, the board of directors held six (6) meetings. All board members were present at, at least 75% of the meetings except Mr. Campbell.
Compensation Committee Interlocks and Insider Participation — No interlocking relationship exists between any member of the board of directors or the Compensation Committee and any other company’s board of directors or compensation committee.
Shareholder Communications with the Board
The board of directors has adopted a policy for shareholders to send communications to the board. The policy is available on the Company’s website at www.purecyclewater.com. Shareholders wishing to send communications to the board may contact Mark W. Harding, President of Pure Cycle, at the Company’s principal place of business. All such communications shall be shared with the members of the board, or if applicable, a specified committee or director.
Relationship of Directors and Officers
None of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
Terms of Directors and Officers
All directors are elected for one-year terms which expire at the annual meeting of shareholders or until their successors are elected and qualified. The Company’s officers are elected annually by the board of directors and hold office until their successors are elected and qualified.
Director Independence
At least a majority of the members of the board and all members of the board’s Audit, Compensation, and Nominating Committees must be independent in accordance with the NASDAQ Stock Market Rules. The board has determined that Messrs. Augur, Epker, Guido, Howell, and Middlemas are independent pursuant to the NASDAQ Stock Market Rules.
Director Compensation
Directors who are employees of the Company receive no fees for board service. Currently, Mr. Harding is the only director who is also an employee. Each non-employee director receives a payment of $10,000 for each full year in which he or she serves as a director, with an additional payment of $1,000 for each committee on which he or she serves, and $1,000 for serving as chairman of the board. Directors receive $500 for attendance at each board meeting and, if committee meetings are held separate from board meetings, each director receives $500 for attendance at such committee meetings.

The following table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2008 for services to the Company:
Summary Director Compensation Table

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Cash ($)	($)	($) (1)	($)	Earnings	($)	($)
(a)	(b)	(c)	(e)	(d)	(f)	(g)	(h)
Harrison H. Augur — Chair (2)	$18,000	$—	$15,614	$—	$—	$—	$33,614
Mark D. Campbell (3)	$11,500	$—	$15,614	$—	$—	$—	$27,114
Arthur G. Epker III (4)	$14,500	$—	$15,614	$—	$—	$—	$30,114
Richard L. Guido (5)	$16,000	$—	$15,614	$—	$—	$—	$31,614
Peter C. Howell (6)	$15,500	$—	$15,614	$—	$—	$—	$31,114
George M. Middlemas (7)	$14,000	$—	$15,614	$—	$—	$—	$29,614

(1)
In addition to cash compensation, as part of the 2004 Incentive Plan approved by shareholders at the 2004 annual meeting of shareholders, each non-employee director receives an option to purchase 5,000 shares of common stock upon initial election or appointment to the board (which vest one half at each of the first and second anniversary dates of the grant), and an option to purchase 2,500 shares for each subsequent full year in which he or she serves as a director, which options vest one year from the date of grant. The amounts in this column represent the dollar amount recognized as expense for financial reporting purposes with respect to the fiscal year ended August 31, 2008. The expense was calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised) — Share Based Payment (as amended) (“SFAS 123(R)”). These amounts reflect options granted in fiscal 2008 as well as years prior to fiscal 2008. For more information about how we account for stock based compensation see Note 8 — Shareholders’ Equity in our August 31, 2008 Form 10-K.

(2)
The $18,000 earned by Mr. Augur is comprised of: $10,000 for serving on the board, $1,000 for being the chairman of the board, $3,000 for serving on three committees, $4,000 for attendance at board and committee meetings ($500 per meeting). Mr. Augur had 15,000 options outstanding as of August 31, 2008, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(3)
The $11,500 earned by Mr. Campbell is comprised of: $10,000 for serving on the board and $1,500 for attendance at board meetings ($500 per meeting). Mr. Campbell had 10,000 options outstanding as of August 31, 2008, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(4)
The $14,500 earned by Mr. Epker is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $2,500 for attendance at board and committee meetings ($500 per meeting). Mr. Epker had 7,500 options outstanding as of August 31, 2008, of which 5,000 are exercisable within 60 days of the filing of this Proxy Statement.

(5)
The $16,000 earned by Mr. Guido is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $4,000 for attendance at board and committee meetings ($500 per meeting). Mr. Guido had 15,000 options outstanding as of August 31, 2008, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(6)
The $15,500 earned by Mr. Howell is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $3,500 for attendance at board and committee meetings ($500 per meeting). Mr. Howell had 12,500 options outstanding as of August 31, 2008, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(7)
The $14,000 earned by Mr. Middlemas is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $2,000 for attendance at board and committee meetings ($500 per meeting). Mr. Middlemas had 15,000 options outstanding as of August 31, 2008, all of which are exercisable within 60 days of the filing of this Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy
The Company’s executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee is composed of Messrs. Middlemas, Augur and Epker, three non-employee directors. The Compensation Committee reviews the performance and compensation levels for the executive officers and determines equity grants under the 2004 Incentive Plan. The executive officers may provide information to the committee regarding their compensation; however, the Compensation Committee makes the final determination on executive compensation. Final compensation determinations, including equity awards, are generally made in August at the end of the Company’s fiscal year end. The following outlines the philosophy and objectives of the Company’s compensation plans.
Q.	What are the objectives of the Company’s Compensation Committee?

A.
The objectives of the Compensation Committee are to correlate executive compensation with the Company’s objectives and overall performance and to enable the Company to attract, retain and reward executive officers who contribute to its long-term growth and success.

Q.	What is the Company’s compensation plan designed to do?

A.
The Company’s compensation plan is designed to attract, retain and motivate quality executive talent critical to the Company’s growth and success. The compensation plan is designed to reward the executive officers of the Company with competitive total pay opportunities through a compensation mix that emphasizes cash and non-cash incentives and merit-based salary increases, while de-emphasizing entitlements and perquisites. The compensation plan is designed to create a mutuality of interest between executives and shareholders through equity ownership programs and to focus the executive’s attention on overall corporate objectives, in addition to the executive’s personal objectives.

Q.	What are the goals of the Compensation Committee?

A.
The goal of the Compensation Committee is to provide a compensation package that is competitive with compensation practices of companies with which the Company competes, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officers and employees with those of the shareholders of the Company by providing them with equity ownership in the Company. Additionally, the Compensation Committee’s goal is to design compensatin packages which fall within the mid-range of the packages provided to executives of similarly sized corporations in like industries.

Q.	What are the basic elements of the executive officers’ pay and how do those fit into the Company’s compensation plan?

A.
Generally each executive officer receives a base cash salary, cash bonus (if the compensation committee elects one), and long-term equity incentives. The mixture of these cash and non-cash compensation items is designed to provide the executive with a competitive total compensation package while not using an excessive amount of the Company’s cash or overly diluting the equity positions of its shareholders. The compensation plan for the President is described below.

Q.	Does the Company offer any benefit plans to its executive officers?

A.	Each executive officer is eligible for the same benefits available to all Company employees. Currently, this includes participation in a tax-qualified 401(k) plan, health and dental plans.

Q.	Does the Company offer any perquisites to its executive officers?

A.	The Company’s executive officers do not receive any perquisites or personal benefits.
Compensation of the Company’s President
The current compensation program for the Company’s President consists of the following:
Base Salary—The Compensation Committee reviewed and approved a salary for the President during the year ending August 31, 2008. His base salary was established by the Compensation Committee based upon competitive compensation data for similarly sized public companies, job responsibilities, level of experience, individual performance and contribution to the business throughout his career with the Company. In making the base salary decision, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. While the committee reviewed competitive compensation data, it did not benchmark Mr. Harding’s compensation to that of any other company. Mr. Harding’s base salary was increased by $50,000 effective September 1, 2007.
Incentive Bonus—The Compensation Committee’s goal in granting incentive bonuses is to tie a portion of the President’s compensation to the performance of the Company and to the President’s individual contribution to the Company. Due to the difficult market for real estate developments, the primary market for the Company’s water rights, and the lack of significant transactions in fiscal 2008, no incentive bonuses were granted to employees, including the President, during the year ended August 31, 2008.
Long-Term Stock Incentives—The Compensation Committee has previously provided the Company’s President with long-term equity incentive compensation through grants of stock options and restricted stock. The goal of the long-term stock incentives has been to align the interests of the President with those of the Company’s shareholders and to provide the President with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options and restricted stock grants directly motivate an executive to maximize long-term shareholder value. The philosophy of administering the long-term stock incentive plan is to tie the number of stock options and restricted stock awarded to each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan.
No long-term stock incentives were granted during the fiscal year ended August 31, 2008. In making this decision, the Compensation Committee considered the fact that the President currently has a significant equity ownership in the Company, which it believes adequately aligns his interests with those of the Company’s shareholders.
Discussion with Respect to Qualifying Compensation for Deductibility
Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Tables
The following tables set forth information required by Item 402 of Regulation S-K. The Company’s President, Mr. Harding, is the Principal Executive Officer and the Principal Financial Officer of the Company. Therefore, all tables contained in this section relate solely to Mr. Harding.
Summary Compensation Table

							Change in
							Penson Value
							and Non-
							Qualified
				Stock		Non-Equity	Deferred
		Base		Awards	Option	Incentive Plan	Compensation	All Other
Name and principal	Fiscal	Salary	Bonus	(1)	Awards	Compensation	Earnings	Compensation	Total
position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark W. Harding	2008	250,000	—	—	—	—	—	—	250,000
Principal Executive	2007	200,000	300,000	259,495	—	—	—	—	759,495
and Financial Officer	2006	200,000	250,000	—	—	—	—	—	450,000

(1)
This represents the fair value of the 34,189 shares of restricted stock granted to the named executive officer on August 27, 2007. The restricted stock is subject to forfeiture if Mr. Harding ceases to be an employee of the Company. The forfeiture restriction lapsed with respect to one half of the shares on August 27, 2008, the first anniversary date. The forfeiture restriction will lapse with respect to the remaining one half on the second anniversary date of the grant. Pursuant to SFAS 123(R), the Company will recognize compensation expense on this grant based on the grant date fair value of the stock. The grant date fair value of the restricted stock was based upon the market price of the Company’s common stock on the date of the grant. The grant date fair value will be amortized to compensation expense over the vesting term of two years, which is the period during which the forfeiture provisions lapse.

Grants of Plan Based Awards — The Company did not grant any plan based awards to Mr. Harding during the year ended August 31, 2008. Therefore, the Company omitted the Grants of Plan Based Awards Table.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
			Equity Plan					Equity	Equity Incentive
			Incentive				Market	Incentive Plan	Plan Awards:
			Awards:				Value of	Awards:	Market or Payout
	Number of	Number of	Number of			Number of	Shares of	Number of	Value of
	Securities	Securities	Securities			Shares or	Units of	Unearned	Unearned
	Underlying	Underlying	Underlying			Units of	Stock	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	That Have	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Not	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#) (1)	Vested ($) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark W. Harding	—	—	—	$—	—	—		17,095	$87,355

(1)	Forfeiture restrictions will lapse with respect to these restricted shares on August 27, 2009, the second anniversary date of the grant.

(2)	Based on the closing market price of the Company’s common stock on August 31, 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	shares Acquired	Value Realized	shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Mark W. Harding	—	$—	17,094	$94,017

(1)	Based on the closing market price of the Company’s common stock on August 27, 2008, the vesting date.
Pension Benefits — The Company does not offer pension benefits. Therefore, the Company omitted the Pension Benefits Table.
Non-Qualified Deferred Compensation — The Company does not have any non-qualified deferred compensation plans. Therefore, the Company has omitted the Non-Qualified Deferred Compensation Table.
Termination or Change-in-Control Plans — The Company does not have any Termination of Change in Control Plans. Therefore, the Company has omitted the Termination of Change in Control Plans Table.

Compensation Committee Report1
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the Committee’s review and discussion with management, has recommended to the full board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting.
Respectfully submitted by the Compensation Committee of the Board of Directors
/s/ George M. Middlemas (Chairman)
/s/ Harry H. Augur
/s/ Arthur G. Epker III
REPORT OF THE AUDIT COMMITTEE1
The Audit Committee of the board of directors is comprised of four directors and operates under a written charter adopted by the board of directors, which is available on the Company’s website at www.purecyclewater.com. The charter is reassessed and updated as needed in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ. Each of the members of the Audit Committee is a non-employee director and is independent as defined by NASDAQ standards for independence.
Management is responsible for the Company’s internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and recommend to the board of directors the selection of the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited financial statements and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance.
The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended August 31, 2008 with GHP Horwath P.C. (“GHP”) and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee meets with GHP, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed and reviewed with the registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, “Communication With Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees” of Regulation S-X, and, with management present, discussed and reviewed the results of the registered public accountants’ examination of the financial statements. GHP also provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees", and the Audit Committee discussed GHP’s independence with GHP.
Based on the foregoing, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Form 10-K for the fiscal year ended August 31, 2008.
/s/ Peter C. Howell
/s/ Harrison H. Augur
/s/ Richard L. Guido
/s/ George M. Middlemas

[1]
These reports are not “soliciting material,” are not deemed “filed” with the Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language in any such filing, except to the extent the Company specifically references one of these reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Agreements with Related Parties
Tap Participation Fee Payments — On August 31, 2006, pursuant to an Asset Purchase Agreement (the “Arkansas River Agreement”) with HP A&M, the Company purchased approximately 60,000 acre feet of water rights in the Arkansas River and other related assets. As consideration for these assets, the Company issued HP A&M 3,000,000 shares of its common stock. The Company also granted HP A&M the right to receive ten percent (10%) of gross proceeds, or the equivalent thereof, from the sale of the next 40,000 water taps (the “Tap Participation Fee”), which was valued at approximately $45.6 million at the acquisition date. The Tap Participation Fee is due and payable once the Company sells a water tap and receives the consideration due for such water tap. The Company did not sell any water taps or make any payments on the Tap Participation Fee during the year ended August 31, 2008. As a result of the acquisition, HP A&M owns 14.8% of the outstanding shares of common stock of the Company. See also Note 3 in the Voting Securities and Principal Holders Thereof section above regarding beneficial ownership by Mr. Campbell.
Review and Approval of Related Party Transactions
It is our policy as set forth in writing in our Code of Business Conduct and Ethics that actual or apparent conflicts of interest are to be avoided if possible and must be disclosed to the board of directors. Pursuant to the Code of Business Conduct and Ethics, any transaction involving a related party must be reviewed and approved by the Audit Committee. Additionally, the Audit Committee Charter requires the Audit Committee to review any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. The Code also provides non-exclusive examples of conduct which would involve a potential conflict of interest and requires any material transaction involving a potential conflict of interest to be approved in advance by the board.
We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. Our board of directors and outside legal counsel review all transactions and relationships disclosed in the directors’ and officers’ questionnaire, and the board makes a formal determination regarding each director’s independence. If a director is determined to no longer be independent, such director, if he or she serves on any of the Audit Committee, the Nominating and Corporate Governance Committee, or the Compensation Committee, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the board of directors will determine the appropriate response.
ELECTION OF DIRECTORS
(Proposal No. 1)
The current number of members of the board of directors is fixed at seven. The board of directors nominates the following persons currently serving on the board for reelection to the board: Mark W. Harding, Harrison H. Augur, Mark D. Campbell, Arthur G. Epker III, Richard L. Guido, Peter C. Howell and George M. Middlemas.
Set forth below are the names of all nominees for director, all positions and offices with the Company held by each such person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:
Mark W. Harding. Mr. Harding joined the Company in April 1990 as Corporate Secretary and Chief Financial Officer. He was appointed President of the Company in April 2001, CEO in April 2005, and a member of the board of directors in February 2004. Mr. Harding brings a background in investment banking and public finance, having worked from 1988 to 1990 for Price Waterhouse’s management consulting services where he assisted clients in public finance and other investment banking related services. Mr. Harding is the President and a board member of the Rangeview Metropolitan District and serves on a number of advisory boards relating to water and wastewater issues in the Denver region, including a statewide roundtable created by the Colorado legislature charged with identifying ways in which Colorado can address the water shortages facing Front Range cities including Denver and Colorado Springs. Mr. Harding earned a B.S. Degree in Computer Science and a Masters in Business Administration in Finance from the University of Denver.

Harrison H. Augur. Mr. Augur joined the board and was elected Chairman in April 2001. For more than 20 years, Mr. Augur has been involved with investment management and venture capital investment groups. Mr. Augur has been a general partner of CA Partners since 1987, and general partner of Patience Partners LLC since 1999. Mr. Augur received a Bachelor of Arts degree from Yale University, an LLB degree from Columbia University School of Law, and an LLM degree from New York University School of Law.
Mark D. Campbell. Mr. Campbell joined the board on August 31, 2006. Mr. Campbell has spent the past nine years as President of Southwestern Investment Group, Inc. (and its predecessor), a developer of land, shopping centers, water assets and water storage facilities. Since August 2001, Mr. Campbell has also been a manager of High Plains A&M, LLC, a real estate and water rights investment company in the Denver metropolitan area. Mr. Campbell graduated in 1977 with a Bachelor of Science in Business Administration from Colorado State University and became a CPA in 1978. Mr. Campbell also serves as a director of several special districts in Colorado. Mr. Campbell is active in supporting the communities in which he does business, organizations that support people with disabilities, programs for troubled teens and areas that enhance education.
Arthur G. Epker III. Mr. Epker was appointed to the board on August 2, 2007. Since 1992, Mr. Epker has been a Vice President and partner of Par Capital Management, Inc., a private investment company located in Boston, MA. Mr. Epker is also a portfolio manager over a portion of the assets of PAR Investment Partners, L.P., a private investment Company. Mr. Epker received his undergraduate degree in computer science and economics with highest distinction from the University of Michigan and received a Master of Business Administration from Harvard Business School.
Richard L. Guido. Mr. Guido served as a member of the Company’s board from July 1996 through August 31, 2003, and rejoined the board in 2004. Mr. Guido was an employee of Inco Limited, a Canadian mining company (now known as Vale Inco), from 1980 through February 2004. He previously served on the Company’s board pursuant to a voting agreement between Inco and the Company. That agreement is no longer in effect. Mr. Guido was Associate General Counsel of DeltaCom, Inc., a telecommunications company, from March 2006 to March 2007 and, prior to that Mr. Guido was Associate General Counsel of Inco Limited and President, Chief Legal Officer and Secretary of Inco United States, Inc. Mr. Guido received a Bachelor of Science degree from the United States Air Force Academy, a Master of Arts degree from Georgetown University, and a Juris Doctor degree from the Catholic University of America.
Peter C. Howell. Mr. Howell was appointed to fill a vacancy on the board on February 3, 2005. From 1997 to present, Mr. Howell has served as an advisor to various business enterprises in the area of acquisitions, marketing and financial reporting. From August 1994 to August 1997, Mr. Howell served as the Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health-O-Meter) and from 1989 to 1994 Mr. Howell served as Chief Executive Officer and a director of Mr. Coffee, Inc. Mr. Howell is a member of the board of directors of Libbey, Inc. and other privately held companies. Mr. Howell received a Master of Arts degree in Economics from Cambridge University.
George M. Middlemas. Mr. Middlemas has been a director since April 1993. Mr. Middlemas has been a general partner with Apex Venture Partners, a diversified venture capital management group, since 1991. From 1985 to 1991, Mr. Middlemas was Senior Vice President of Inco Venture Capital Management, primarily involved in venture capital investments for Inco Securities Corporation. From 1979 to 1985, Mr. Middlemas was Vice President and a member of the Investment Committee of Citicorp Venture Capital Ltd., where he sourced, evaluated and completed investments for Citicorp. Mr. Middlemas is a member of the Pennsylvania State University-Library Development Board and Athletic Committee and is a board member of the Joffrey Ballet of Chicago. Mr. Middlemas received a Bachelors degree in History and Political Science from Pennsylvania State University, a Masters degree in Political Science from the University of Pittsburgh and a Master of Business Administration from Harvard Business School.
The Proxy cannot be voted for more than the seven nominees named. Directors are elected for one-year terms or until the next annual meeting of the shareholders and until their successors are elected and qualified. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more nominees is not available for election, the proxy holders named in the enclosed proxy card intend to vote for such other person or persons as the Nominating Committee may nominate.

Mr. Campbell was designated as a nominee to the board of directors pursuant to the Arkansas River Agreement, which agreement obligates the Company to nominate and solicit proxies for a director nominee designated by HP A&M through the earlier of (i) the annual meeting of the Company’s shareholders held following the fiscal year ended August 31, 2010, (ii) the date on which the Company fully discharges its obligation to pay the Tap Participation Fee, or (iii) August 31, 2011. In addition, Mr. Harding agreed to vote his shares of common stock in favor of the director nominee of HP A&M pursuant to a Voting Agreement for the same period that the Company is obligated to solicit proxies for the HP A&M director nominee.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE SEVEN PERSONS NOMINATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)
Action is to be taken by the shareholders at the Meeting with respect to the ratification and approval of the selection by the Audit Committee of the Company’s board of directors of GHP Horwath, P.C. (“GHP”) to be the independent auditors of the Company for the fiscal year ending August 31, 2009. In the event of a negative vote on such ratification, the Audit Committee of the board of directors will reconsider its selection. A representative of GHP is expected to be present at the Meeting. The GHP representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Change in Auditors — On December 15, 2006, the Company replaced Anton Collins Mitchell LLP (“ACM”) as its independent registered public accountant. The decision to replace ACM was approved by the Audit Committee of the board of directors. ACM did not, for either of the fiscal years ended August 31, 2006 or 2005, or to the date of the change of auditors, produce a report on the Company’s financial statements which contained an adverse opinion or disclaimer of opinion. ACM’s reports were not modified as to uncertainty, audit scope or accounting principles. For either of the two fiscal years ended August 31, 2006 and 2005, and to the date of the change in auditors, there were no reportable events as described in Regulation S-K 229.304(a)(1)(v). During the fiscal years ended August 31, 2006 and 2005, and the subsequent interim period through December 15, 2006 (the date of the change in auditors), there were (i) no disagreements with ACM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to ACM’s satisfaction, would have caused ACM to make reference to the subject matter of such disagreement in connection with its reports on the financial statements of the Company except as described below, and (ii) no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.
As discussed in Note 7 in the Company’s Annual Report on Form 10-K for the year ended August 31, 2008 and in Item 9 in the Company’s Annual Report on Form 10-K for the year ended August 31, 2007, certain of the properties acquired from HP A&M pursuant to the Arkansas River Agreement, entered into on August 31, 2006, are subject to outstanding promissory notes (the “Promissory Notes”) which are secured by deeds of trust on the properties. The Company did not assume the Promissory Notes and they remain the sole obligation of HP A&M. The Promissory Notes had principal and accrued interest totaling approximately $12.8 million and $13.9 million at August 31, 2008 and 2007, respectively. Because the Company would lose a portion of the land and water rights acquired from HP A&M if any defaults on such Promissory Notes are not cured, the Company originally recorded the outstanding balance of the Promissory Notes as a liability on its August 31, 2006 balance sheet. In December 2006, the Company was informed by ACM of their intent to not stand for re-election. At the time, it was ACM’s position that for periods commencing after August 31, 2006, the acquisition date, interest accrued on the Promissory Notes should be treated as an expense paid by a principal shareholder in accordance with Staff Accounting Bulletin No. 79, Accounting for Expenses or Liabilities by Principal Stockholder(s), whereby the Company would record interest expense, which would have been approximately $950,000 in fiscal 2008 and 2007, with a corresponding increase to additional paid in capital. Since the Company did not concur with this position, the Company requested the Staff of the Office of the Chief Accountant of the Securities and Exchange Commission (the “Staff”) to review its proposed treatment of the Promissory Notes. As described in the Company’s First Amendment to its August 31, 2006 Form 10-K, following the consultations with the Staff, the Company removed the liability related to the Promissory Notes from its August 31, 2006 balance sheet. Further information can be obtained from the First Amendment to the August 31, 2006 Annual Report on Form 10-K filed with the Commission on April 16, 2007.

ACM’s report on effectiveness of the Company’s internal control over financial reporting as of August 31, 2006, identified a material weakness in that the Company’s closing process failed to identify all necessary accounting adjustments for certain transactions.
On December 15, 2006, the Company engaged its new independent registered public accountant, GHP. The decision to engage GHP was approved by the Audit Committee of the Board. Since its appointment, the Company has not consulted with GHP on the application of accounting principles to a specific transaction, either completed or proposed prior to GHP’s retention, or any other matters of the type contemplated by Item 304(a)(2) of Regulation S-K.
GHP reported that the Company maintained, in all material respects, effective internal control over financial reporting as of August 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
GHP has no direct or indirect financial interest in the Company and does not have any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director nor associate of the Company has any interest in GHP.
Fees — For the fiscal years ended August 31, the Company was billed the following audit, audit-related, tax and other fees by its independent registered public accountant. The Audit Committee approved 100% of these fees in accordance with the Audit Committee Charter. The audit related fees are comprised of fees for the internal control audits performed pursuant to the Sarbanes-Oxley Act of 2002, the registered equity offering in July 2007 and the consultations with the Staff of the SEC in late 2006.

	Fiscal year ended August 31,
	2008	2007
Audit Fees	$44,600	$55,000
Audit Related Fees	$4,900	$146,300
Tax	$—	$—
All Other Fees	$—	$—
Pre-Approval Policy — The Audit Committee has established a pre-approval policy in its Charter. In accordance with the policy, the Audit Committee pre-approves all audit, non-audit and internal control related services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS.
ACTION TO BE TAKEN UNDER THE PROXY
The accompanying Proxy will be voted “FOR” approval of proposal 2 and “FOR” the directors nominated by the board, unless the Proxy is marked in such a manner as to withhold authority to so vote. The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than the matters set forth above, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

OTHER INFORMATION
Section 16 (a) beneficial ownership reporting compliance
The Company’s directors and executive officers and persons who are beneficial owners of more than 10% of common stock are required to file reports of their holdings and transactions in common stock with the Securities and Exchange Commission and furnish the Company with such reports. Based solely upon the review of the copies received by the Company, or upon written representations from these persons, the Company believes that, during the fiscal year ended August 31, 2008, all the directors, executive officers, and 10% beneficial owners complied with the applicable Section 16(a) filing requirements, except that PCM, as the general partner of PAR Group, L.P., which is the general partner of PIP, filed a Form 4 for one transaction one day late and Mr. Epker filed a late Form 4 for the same transaction. However, Mr. Epker disclaims beneficial ownership of the shares held by PIP.
Shareholder Proposals
Shareholder proposals for inclusion in the Proxy Statement for the 2010 annual meeting of shareholders must be received at the principal executive offices of the Company by August 15, 2009 but not before June 17, 2009. For more information refer to the Company’s Bylaws which were filed as Appendix C to the Registration Statement on Form SB-2/A filed on June 10, 2004. The Company is not required to include proposals received outside of these dates in the proxy materials for the 2010 annual meeting of shareholders, and any such proposals shall be considered untimely.
Form 10-K and related exhibits
The Company will mail without charge, upon written request or by sending an email to info@purecyclewater.com, a copy of its Form 10-K. Requests should be sent to Pure Cycle Corporation, 8451 Delaware Street, Thornton, CO 80260. They are also available, free of charge, at the Company’s website at www.purecyclewater.com or at the SEC’s web site, www.sec.gov, which can also be accessed through the Company’s website.

. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext MMMMMMMMM 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold _____ For Withhold _____ For Withhold + 01 — Mark W. Harding 02 — Harrison H. Augur 03 — Mark D. Campbell 04 — Arthur G. Epker, III 05 — Richard L. Guido 06 — Peter C. Howell 07 — George M. Middlemas For Against Abstain 2. The Board of Directors recommends a vote FOR the ratification of appointment of the independent auditors named in the proxy statement for the fiscal year ending August 31, 2009. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM7 1 A V 0 2 0 1 0 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00ZDNC

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Pure Cycle Corporation Proxy Solicited by Board of Directors for Annual Meeting — January 13, 2009 Harrison H. Augur and Mark W. Harding, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Pure Cycle Corporation to be held on January 13, 2009 at 2PM Mountain time at the offices of Davis, Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202, or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no instructions are specified, this proxy will be voted FOR the election of directors and proposal 2. (Continued and to be voted on reverse side.)